UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 21, 2011

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

On October 21, 2011, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“the Company”) and Next Generation Systems Technology Communications Co., Ltd. (“NGSN”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”), entered into a Business Agreement (“Agreement”).  The material terms of the Agreement are as follows (capitalized terms are as defined in the Agreement):

1.           VelaTel, through one of its subsidiaries, shall establish a holding company organized in the Cayman Islands (“Cayman Co”).  Cayman Co shall have a wholly owned subsidiary organized in Hong Kong (“HK Co”).  HK Co shall have a wholly owned subsidiary organized in Beijing, PRC, that also qualifies as a wholly foreign owned enterprise under PRC law (“WFOE,” Cayman Co, HK Co and WFOE collectively, “New Co”).  WFOE shall be licensed to provide the services contemplated under the Agreement.  The board of directors of Cayman Co shall be comprised of three directors, two of whom shall be designated by VelaTel (including the Chairman) and one of whom shall be designated by NGSN.  HK Co and WFOE shall each have one executive director, who shall be designated by VelaTel.

2.           NGSN holds a PRC-issued license to provide value added telecom and information services nationwide in the PRC.  Such authorized services include internet information service, location based service and advertising service to government, enterprise and individual customers, e.g. fleet tracking by GPS, tracking people with Alzheimer disease, tracking children and pets, meter reading services, video surveillance service, trading services, distance education, and agriculture information.  NGSN has the ability to obtain and shall apply for PRC-issued licenses to use radio frequency spectrum in the 1.8GHz and 3.5GHz bandwidth, and has special authorizations for the deployment of wireless broadband access (“WBA”) networks.  NGSN shall authorize one of its subsidiary companies (“NGSN’s Subsidiary”) to carry out the telecom service business (“Business”) that is covered by NGSN’s existing and future telecom business related licenses (collectively “Telecom Licenses”).  The Business of NGSN’s Subsidiary shall focus on the following territories: Heilongjiang Province, Jiangsu Province, Guangxi Autonomous Region, Guangzhou City, and Chongqing City (collectively “Business Territory”). The Parties may broaden the Business Territory through discussion.

3.           NGSN’s Subsidiary and WFOE shall enter into one or more agreements for WFOE to act as the exclusive contractor for NGSN’s Subsidiary to provide deployment management, operation management and other services related to the Business (collectively “Service Agreement”).  WFOE and/or VelaTel shall pay capital expenditures, operating expenditures and other negative cash flow in connection with the Business for NGSN’s Subsidiary.  In principal, the total investment to be made by WFOE and/or VelaTel (including third-party financing), shall be no less than US$10million for each municipality and provincial capital city, and US$8million for any other city. The actual investment intensity and schedule shall comply with a Business Plan to be jointly prepared by NGSN’s Subsidiary and WFOE.  NGSN’s Subsidiary shall pay a service fee to WFOE, the calculation and payment terms of which shall be stipulated in the Service Agreement.  The revenue of NGSN’s Subsidiary shall be used in priority to reimburse WFOE and/or VelaTel for any amounts paid for by either of them, and to repay any financing arranged by WFOE and/or VelaTel.  To ensure the repayment of WFOE’s financing and payment of service fees to WFOE, to the maximum extent authorized by PRC law, the revenue of NGSN’s Subsidiary shall flow directly from the customers to WFOE.  If in case some revenues must be paid to NGSN’s Subsidiary in order to comply with PRC law, it shall be paid to a special account of NGSN’s Subsidiary that is jointly controlled by NGSN’s Subsidiary and WFOE.  The shareholders of NGSN’s Subsidiary shall pledge their shares in NGSN’s Subsidiary to WFOE as collateral for this repayment obligation.

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4.           VelaTel and NGSN shall enter into a Shareholders and Share Subscription Agreement (“Subscription Agreement”), according to which NGSN shall be entitled to obtain up to 45% of the shares of Cayman Co.  25% of the shares of Cayman Co shall be issued to NGSN after the execution of the Shareholders and Share Subscription Agreement, 10% after NGSN obtains licenses to use 3.5GHz spectrum in the Business Territory or other spectrum that is suitable for the Business, and the remaining 10% when New Co is approved for public listing on a stock exchange. In exchange for shares in Cayman Co, NGSN shall ensure the continuous validity of its Telecom License during the term of operation of the New Co, and shall use its best efforts to obtain additional Telecom Licenses, to secure NGSN’s Subsidiary’s exclusive right of use of its Telecom Licenses, and the effective performance of the Service Agreement. Based on the success in obtaining additional Telecom Licenses and the revenue of New Co, NGSN shall be entitled to issuance of Series A common stock of VelaTel, in amounts and based on milestones which shall be detailed in the Subscription Agreement.

5.           As part of its capital contribution for its interest in New Co, VelaTel shall transfer to WFOE its resources concerning the design, planning and engineering works of wireless broadband network in 29 major cities throughout China.  NGSN’s Subsidiary and/or WFOE shall have the right to use such resources when the Business of NGSN’s Subsidiary is expanded to relevant cities.

6.           The Parties shall use their respective best efforts to complete follow up actions identified in the Agreement by the following dates: (1) VelaTel shall create the entities comprising New Co by end of December 2011, (2) the Parties shall draft, negotiate and sign the Services Agreement and Subscription Agreement by end of December 2011, (3) NGSN shall secure the radio frequency licenses by end of March 2011, and (4) the Parties shall use their best efforts to have New Co be listed in a domestic or overseas stock market in about three years.

A fully executed copy of the Agreement is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K (including internal Annex 1, NGSN’s existing SP license, and Annex 2, list of 29 cities regarding engineering work already performed).

On October 25, 2011, the Company issued a press release announcing the signing of the Agreement.  A copy of the press release is attached hereto and incorporated by this reference as Exhibit 99.1 to this Form 8-K.

Item 9.01                      Exhibits

10.1	Business Agreement between VelaTel Global Communications, Inc. and Next Generation Systems Technology Communications Co., Ltd.

99.1	Press Release

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 25, 2011

VelaTel Global Communications, Inc.,

By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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